EXHIBIT 32

                         Statement furnished pursuant to
                             18 U.S.C. Section1350,
                             as adopted pursuant to
                  Section 906 of the Sarbanes-Oxley Act of 2002

Phyllis A. Murphy, President and Chief Executive Officer and Stephen L. Mourlam, Executive Vice President and Chief Financial Officer of Webster City Federal Bancorp ("the Company") each certify in their capacity as an officer of the Company that they have reviewed the annual report of the Company on Form 10-KSB/A for the fiscal year ended December 31, 2003 and that to the best of their knowledge:

      (1) the report fully complies with the requirements of Sections 13(a) of the Securities Exchange Act of 1934; and

      (2) the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods covered by the report.

The purpose of this  statement  is solely to comply  with Title 18,  Chapter 63,
Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002. It is not intended that this statement be deemed to be filed for purposes of the Securities Exchange Act of 1934.



June 16, 2004                              /s/Phyllis A. Murphy
Date                                       -------------------------------------
                                           Phyllis A. Murphy
                                           President and Chief Executive Officer



June 16, 2004                              /s/Stephen L. Mourlam
Date                                       ------------------------------------
                                           Stephen L. Mourlam
                                           Executive Vice President,
                                           Chief Financial Officer